UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Ivanhoe Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	32-0633823
(State or incorporation or organization)	(IRS Employer Identification No.)

606 – 999 Canada Place Vancouver BC, Canada	V6C 3E1
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.0001 per share	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-265175.

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Ivanhoe Electric Inc. (the “Company”) hereby incorporates by reference herein the description of its common stock, par value $0.0001 per share (the “Common Stock”), to be registered hereunder, set forth under the heading “Description of Capital Stock” in the Company’s prospectus constituting part of the Registration Statement on Form S-1 (File No. 333-265175) of the Company, initially filed on May 24, 2022 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, as thereafter amended and supplemented. The description of the Common Stock included in any form of prospectus subsequently filed by the Company with the Commission shall be deemed to be incorporated by reference herein. The Common Stock is expected to be listed on the NYSE American LLC.

Item 2. Exhibits.

Pursuant to the instructions as to exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on the NYSE American LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 27, 2022	Ivanhoe Electric Inc.

	By:	/s/ Robert Friedland
	Name:	Robert Friedland
	Title:	Chief Executive Officer